Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Fourth-Quarter and Full-Year 2018 Results

Financial Highlights

•	Strong fourth-quarter net sales of $1,137 million; year-over-year growth of 10.8%

•	Fourth-quarter net income of $115 million and net income per diluted share of $2.11

•	Fourth-quarter non-GAAP diluted EPS increased 33% year-over-year to $3.10

•	Fourth-quarter adjusted EBITDA increased 17.6% year-over-year to $240 million; and adjusted EBITDA margin expanded 120 bps year-over-year to 21.1%

•	Generated $785 million of cash from operations and $721 million of free cash flow in 2018

Lincolnshire, Ill., Feb. 14, 2019 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the fourth quarter and full year ended December 31, 2018.

“Our teams executed well in the fourth quarter, driving us to an exceptional finish to 2018. Sales, EBITDA margin, and earnings per share, each exceeded our outlook. Strong free cash flow enabled us to reduce our net debt leverage ratio to 1.8x,” said Anders Gustafsson, chief executive officer of Zebra Technologies. “Our momentum continues into 2019 with our leading portfolio of solutions and strong order backlog. We are well-positioned to accelerate our strategy through organic and inorganic investments to drive our enterprise asset intelligence vision.”

$ in millions, except per share amounts	4Q18	4Q17	Change	FY18	FY17	Change
Select reported measures:
Net sales	$1,137	$1,026	10.8%	$4,218	$3,722	13.3%
Gross profit	539	469	14.9%	1,981	1,710	15.8%
Net income	115	4	2,775.0%	421	17	2,376.5%
Net income per diluted share	$2.11	$0.07	2,914.3%	$7.76	$0.32	2,325.0%

Select Non-GAAP measures:
Adjusted net sales	$1,137	$1,026	10.8%	$4,218	$3,725	13.2%
Organic net sales growth			9.1%			11.1%
Adjusted gross profit	542	470	15.3%	1,988	1,716	15.9%
Adjusted gross margin	47.7%	45.8%	190 bps	47.1%	46.1%	100 bps
Adjusted EBITDA	240	204	17.6%	873	692	26.2%
Adjusted EBITDA margin	21.1%	19.9%	120 bps	20.7%	18.6%	210 bps
Non-GAAP net income	$169	$126	34.1%	$598	$379	57.8%
Non-GAAP earnings per diluted share	$3.10	$2.33	33.0%	$11.01	$7.05	56.2%

Reported (GAAP) results
Net sales were $1,137 million in the fourth quarter of 2018 compared to $1,026 million in the fourth quarter of 2017. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $770 million in the fourth quarter of 2018 compared with $675 million in the fourth quarter of 2017. Asset Intelligence & Tracking ("AIT") segment net sales were $367 million in the fourth quarter of 2018 compared to $351 million in the prior year period. Fourth-quarter 2018 gross profit was $539 million compared to $469 million in the comparable prior year period. Net income for the fourth quarter of 2018 was $115 million, or $2.11 per diluted share, compared to net income of $4 million, or $0.07 per diluted share, for the fourth quarter of 2017.

Adjusted (Non-GAAP) results
Consolidated adjusted net sales were $1,137 million in the fourth quarter of 2018 compared to $1,026 million in the prior year period, an increase of 10.8%. Consolidated organic net sales growth for the fourth quarter was 9.1% reflecting growth in all regions, led by APAC, North America and Latin America. Fourth-quarter year-over-year organic net sales growth was 11.6% in the EVM segment and 4.3% in the AIT segment.

Consolidated adjusted gross margin increased to 47.7% for the fourth quarter of 2018, compared to 45.8% in the prior year period. This increase was primarily due to favorable business mix and the favorable impact of currency changes, partially offset by the imposition of tariffs on certain products imported from China into the United States. Adjusted operating expenses increased in the fourth quarter of 2018 to $320 million from $287 million in the prior year period primarily due to growth in the business and increased incentive compensation expense related to improved operating results.

Adjusted EBITDA for the fourth quarter of 2018 increased to $240 million, or 21.1% of adjusted net sales, compared to $204 million, or 19.9% of adjusted net sales, for the fourth quarter of 2017 primarily due to higher gross profit margin.

Non-GAAP net income for the fourth quarter of 2018 was $169 million, or $3.10 per diluted share, compared with $126 million, or $2.33 per diluted share, for the fourth quarter of 2017. A lower tax rate and lower interest costs also contributed to the year-over-year improvement.

Balance Sheet and Cash Flow
As of December 31, 2018, the company had cash and cash equivalents of $44 million and total debt of $1,600 million.

For the full year 2018, free cash flow was $721 million, which includes $33 million received from commencement of our program to factor certain of the company's accounts receivables. The company generated $785 million of operating cash flow and incurred capital expenditures of $64 million. In 2018, the company made net debt repayments of $657 million. The company also made cash interest payments of $90 million and paid $87 million in cash in connection with our acquisition of Xplore Technologies.

Outlook
First Quarter 2019
The company expects first-quarter 2019 net sales to increase approximately 6% to 9% from the first quarter of 2018. This expectation includes an approximately 150-200 basis point additive impact from the acquisition of Xplore Technologies, and an approximately 100 basis point negative impact from foreign currency translation.

Adjusted EBITDA margin is expected to be approximately 21% for the first quarter of 2019. Non-GAAP earnings per diluted share are expected to be in the range of $2.75 to $2.95. This assumes an adjusted effective tax rate of approximately 16%.

Full Year 2019
The company expects full-year 2019 net sales to increase approximately 4% to 7% from 2018. This expectation includes an approximately 1 percentage point positive impact from the acquisition of Xplore Technologies, and an approximately 50 basis point negative impact from foreign currency translation.

Adjusted EBITDA margin is expected to be slightly higher than 21% for the full-year 2019, favorable to 2018.

For the full-year 2019, the company expects to generate free cash flow of at least $625 million.

The outlook amounts provided above do not include any projected results from the proposed acquisition of Temptime Corporation, which is expected to close in the first quarter of 2019.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the fourth quarter and full year of 2018. The conference call will be held today, Thursday, Feb. 14, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line of business in retail/ecommerce, manufacturing, transportation and logistics, healthcare and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, we deliver industry-tailored, end-to-end solutions that intelligently connect people, assets and data to help our customers make business-critical decisions. Our market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. Ranked on Forbes’ list of America’s Best Employers for the last three years, Zebra helps our customers capture their edge. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q .

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in both the current year and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$44	$62
Accounts receivable, net of allowances for doubtful accounts of $3 million as of December 31, 2018 and 2017, respectively	520	479
Inventories, net	520	458
Income tax receivable	24	40
Prepaid expenses and other current assets	54	24
Total Current assets	1,162	1,063
Property, plant and equipment, net	249	264
Goodwill	2,495	2,465
Other intangibles, net	232	299
Long-term deferred income taxes	114	119
Other long-term assets	87	65
Total Assets	$4,339	$4,275
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$157	$51
Accounts payable	552	424
Accrued liabilities	322	296
Deferred revenue	210	186
Income taxes payable	60	43
Total Current liabilities	1,301	1,000
Long-term debt	1,434	2,176
Long-term deferred income taxes	8	—
Long-term deferred revenue	172	148
Other long-term liabilities	89	117
Total Liabilities	3,004	3,441
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,0000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	294	257
Treasury stock at cost, 18,280,673 and 18,915,762 shares at December 31, 2018 and December 31, 2017, respectively	(613)	(620)
Retained earnings	1,688	1,248
Accumulated other comprehensive income (loss)	(35)	(52)
Total Stockholders’ Equity	1,335	834
Total Liabilities and Stockholders’ Equity	$4,339	$4,275

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net sales
Tangible products	$998	$899	$3,685	$3,223
Services and software	139	127	533	499
Total Net sales	1,137	1,026	4,218	3,722
Cost of sales:
Tangible products	503	470	1,871	1,677
Services and software	95	87	366	335
Total Cost of sales	598	557	2,237	2,012
Gross profit	539	469	1,981	1,710
Operating expenses:
Selling and marketing	122	112	483	448
Research and development	121	98	444	389
General and administrative	89	87	328	301
Amortization of intangible assets	26	33	97	184
Acquisition and integration costs	—	—	8	50
Exit and restructuring costs	2	6	11	16
Total Operating expenses	360	336	1,371	1,388
Operating income	179	133	610	322
Other (expenses) income:
Foreign exchange loss	—	(3)	(5)	(1)
Interest expense, net	(39)	(51)	(91)	(227)
Other, net	8	(1)	10	(6)
Total Other expenses, net	(31)	(55)	(86)	(234)
Income (loss) before income tax	148	78	524	88
Income tax expense	33	74	103	71
Net income (loss)	$115	$4	$421	$17
Basic earnings (loss) per share	$2.14	$0.07	$7.86	$0.33
Diluted earnings (loss) per share	$2.11	$0.07	$7.76	$0.32

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$421	$17
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	175	263
Investment (Gain)/Loss	(10)	1
Amortization of debt issuance costs and discounts	15	38
Share-based compensation	45	35
Debt extinguishment costs	1	65
Deferred income taxes	2	(9)
Unrealized gain on forward interest rate swaps	(8)	(2)
Other, net	4	4
Changes in operating assets and liabilities:
Accounts receivable, net	(31)	161
Inventories, net	(43)	(110)
Other assets	(12)	16
Accounts payable	122	(49)
Accrued liabilities	35	13
Deferred revenue	51	17
Income taxes	24	26
Other operating activities	(6)	(8)
Net cash provided by operating activities	785	478
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(72)	—
Purchases of property, plant and equipment	(64)	(50)
Proceeds from the sale of long-term investments	2	—
Purchases of long-term investments	(3)	(1)
Net cash used in investing activities	(137)	(51)
Cash flows from financing activities:
Payments of debt issuance costs and discounts	(2)	(5)
Proceeds from issuance of long-term debt	909	1,371
Payments of long term-debt	(1,566)	(1,825)
Payments of debt extinguishment costs	(1)	(65)
Proceeds from exercise of stock options and stock purchase plan purchases	10	12
Taxes paid related to net share settlement of equity awards	(11)	(5)
Net cash used in financing activities	(661)	(517)
Effect of exchange rate changes on cash	(5)	(4)
Net decrease in cash and cash equivalents	(18)	(94)
Cash and cash equivalents at beginning of year	62	156
Cash and cash equivalents at end of year	$44	$62
Supplemental disclosures of cash flow information:
Income taxes paid	$76	$65
Interest paid	$90	$195

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(UNAUDITED)

	Three Months Ended
	December 31, 2018
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	4.6%	14.1%	10.8%
Adjustments:
Impact of foreign currency translation(1)	(0.3)%	(0.6)%	(0.4)%
Impact of Xplore acquisition(2)	—	(1.9)%	(1.3)%
Organic Net sales growth	4.3%	11.6%	9.1%

	Twelve Months Ended
	December 31, 2018
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	8.5%	15.8%	13.3%
Adjustments:
Impact of foreign currency translation(1)	(1.5)%	(1.6)%	(1.6)%
Impact of Xplore acquisition(2)	—	(0.8)%	(0.6)%
Organic Net sales growth	7.0%	13.4%	11.1%

(1)
Operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in both the current and prior year periods.

(2)
For purposes of computing Organic Net Sales, amounts directly attributable to the Xplore acquisition (included in our consolidated results beginning August 14, 2018) will be excluded for 12-months following the acquisition date.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	December 31, 2018			December 31, 2017
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$367	$770	$1,137	$351	$675	$1,026
Reported Gross profit (2)	182	359	539	169	300	469
Gross Margin	49.6%	46.6%	47.4%	48.1%	44.4%	45.7%

Non-GAAP
Adjusted Net sales	$367	$770	$1,137	$351	$675	$1,026
Adjusted Gross profit (3)	182	360	542	169	301	470
Adjusted Gross Margin	49.6%	46.8%	47.7%	48.1%	44.6%	45.8%

(1)	Fiscal 2017 consolidated results include corporate eliminations which are related to the Enterprise Acquisition in October 2014 and are not reported in segment results.

(2)	Fiscal 2018 consolidated results include corporate eliminations which are related to the Xplore Acquisition in August 2018 and are not reported in segment results.

(3)	Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

	Twelve Months Ended
	December 31, 2018			December 31, 2017
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$1,423	$2,795	$4,218	$1,311	$2,414	$3,722
Reported Gross profit (2)	710	1,274	1,981	640	1,073	1,710
Gross Margin	49.9%	45.6%	47.0%	48.8%	44.4%	45.9%

Non-GAAP
Adjusted Net sales	$1,423	$2,795	$4,218	$1,311	$2,414	$3,725
Adjusted Gross profit (3)	711	1,277	1,988	641	1,075	1,716
Adjusted Gross Margin	50.0%	45.7%	47.1%	48.9%	44.5%	46.1%

(1)	Fiscal 2017 consolidated results include corporate eliminations which are related to the Enterprise Acquisition in October 2014 and are not reported in segment results.

(2)	Fiscal 2018 consolidated results include corporate eliminations which are related to the Xplore Acquisition in August 2018 and are not reported in segment results.

(3)	Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2018		December 31, 2017	December 31, 2018	December 31, 2017
Net income (loss)	$115		$4	$421	$17
Adjustments to Net sales(1)
Purchase accounting adjustments	—		—	—	3
Total adjustment to Net sales	—		—	—	3
Adjustments to Cost of sales(1)
Purchase accounting adjustments	2		—	3	—
Share-based compensation	1		1	4	3
Total adjustments to Cost of sales	3		1	7	3
Adjustments to Operating expenses(1)
Amortization of intangible assets	26		33	97	184
Acquisition and integration costs	—		—	8	50
Legal Settlement	—		—	13	—
Share-based compensation	12		10	49	35
Exit and restructuring costs	2		6	11	16
Total adjustments to Operating expenses	40		49	178	285
Adjustments to Other expenses, net(1)
Debt extinguishment costs	—		16	—	65
Amortization of debt issuance costs and discounts	2		10	15	40
Investment (gain)/loss	(9)		1	(10)	1
Foreign exchange loss	—		3	5	1
Forward interest rate swaps loss/(gain)	18		(1)	(6)	(2)
Total adjustments to Other expenses, net	11		29	4	105
Income tax effect of adjustments(2)
Reported income tax expense	33		74	103	71
Adjusted income tax	(33)		(31)	(115)	(105)
Total adjustments to income tax	—		43	(12)	(34)
Total adjustments	54		122	177	362
Non-GAAP Net income	$169		$126	$598	$379

GAAP earnings per share
Basic	$2.14		$0.07	$7.86	$0.33
Diluted	$2.11		$0.07	$7.76	$0.32
Non-GAAP earnings per share
Basic	$3.13		$2.36	$11.16	$7.14
Diluted	$3.10	—	$2.33	$11.01	$7.05

(1)	Presented on a pre-tax basis.

(2)	Represents the adjustment to the GAAP basis tax provision commensurate with non-GAAP adjustments.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income (loss)	$115	$4	$421	$17
Add back:
Depreciation	18	21	78	79
Amortization of intangible assets	26	33	97	184
Total Other expenses, net	31	55	86	234
Income tax expense	33	74	103	71
EBITDA (Non-GAAP)	223	187	785	585

Adjustments to Net sales
Purchase accounting adjustments	—	—	—	3
Total adjustments to Net sales	—	—	—	3
Adjustments to Cost of sales
Purchase accounting adjustments	2	—	3	—
Share-based compensation	1	1	4	3
Total adjustments to Cost of sales	3	1	7	3
Adjustments to Operating expenses
Acquisition and integration costs	—	—	8	50
Legal Settlement	—	—	13	—
Share-based compensation	12	10	49	35
Exit and restructuring costs	2	6	11	16
Total adjustments to Operating expenses	14	16	81	101
Total adjustments to EBITDA	17	17	88	107
Adjusted EBITDA (Non-GAAP)	$240	$204	$873	$692

Adjusted EBITDA % of Adjusted Net Sales	21.1%	19.9%	20.7%	18.6%

FREE CASH FLOW

	Twelve Months Ended
	December 31, 2018	December 31, 2017
Net cash provided by operating activities	$785	$478
Less: Purchases of property, plant and equipment	(64)	(50)
Free cash flow (Non-GAAP)(1)	$721	$428

(1)
Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.